Exhibit 99.1

MCEWEN MINING ANNOUNCES ADDITION

TO ITS MANAGEMENT TEAM

TORONTO, ONTARIO - (September 9, 2013) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce that it has strengthened its management team with the recent hiring of Craig Stanley as Vice President - Corporate Development.

Craig joins McEwen Mining from Stifel Nicolaus Canada where he served as Vice President. During his time at Stifel Nicolaus, he was a sell-side analyst focused on companies involved in the exploration, development and mining of precious metals resources with market capitalizations ranging from $20 million to $1 billion. His buy-side experience includes Vice President, Research at a publicly-traded fund with over $450 million in assets focused on small cap mining companies. He was also the sole mining analyst at a firm with over $1 billion in mining investments in actively managed mutual funds, exchange-traded closed-end funds and flow-through limited partnerships. Craig holds a Master of Science in Geology from The University of Western Ontario and is a member of the Society of Economic Geologists, the Society for Geology Applied to Mineral Deposits and the Prospectors and Developers Association of Canada.

“I am delighted to welcome Craig to the McEwen Mining management team. His extensive knowledge and experience in the mining industry is an important management addition for the company as we strive to achieve our goals”, stated Rob McEwen, Chief Owner.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a high growth, profitable, gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Mexico and Nevada.

McEwen Mining has 297,114,359 shares issued and outstanding at August 6, 2013. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of the Company.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release and documents referenced herein contain certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to accuracy of exploration results, calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com